EXHIBIT 32.2

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Summit Bancshares, Inc (the “Company”) for the period ended June 30, 2003, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Shirley W. Nelson, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Kikuo Nakahara
Name: Kikuo Nakahara
Title: Chief Financial Officer
Date: November 10, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to summit Bancshares, Inc, and will be retained by Summit Bancshares, Inc, and furnished to the Securities and Exchange Commission or its staff upon request.